Exhibit 14

                        Lincoln Bancorp and Lincoln Bank
                              Policy and Procedure
                                      for
                                 Code of Ethics

1.0 POLICY. It is the policy of Lincoln Bancorp and Lincoln Bank (collectively referred to as "Lincoln" or the "Bank") that all officers, employees and directors maintain high standards of conduct which protect the Bank's integrity and ensure the trust of Bank customers and the general public.

2.0 PURPOSE. The purpose of this policy is to set forth the guidelines that all Lincoln officers, employees and directors are expected to follow when making decisions regarding their behavior as Bank employees and/or as representatives of the Bank in their communities.

The expectation of excellence and the preservation of integrity, objectivity, and complete fairness are distinguishing characteristics of Lincoln. Lincoln is proud of its fine reputation for integrity. The commitment to continual promotion of the highest possible ethical standards and the acceptance of responsibility to exemplify ethical behavior in Lincoln's role as a corporate citizen in the communities serviced is highly valued. Each officer and employee must bring overall ethical and professional behavior to the job.

All officers, employees and directors are responsible for monitoring and enforcing the Code of Ethics as set forth in this policy. Our Code of Ethics ensures a climate conducive to openness and integrity. It serves to prevent breaches of ethical actions and to provide the framework for fairness.

3.0 PROCEDURE.

3.1 Honesty and Candor in All Activities. Our business is based on mutual trust and absolute honesty in all our affairs, both internally and externally. This philosophy must be respected at all times and throughout both our personal and corporate behavior

     o All officers, employees and directors are expected to comply with all laws and regulations that apply to our business. When laws or regulations seem unclear or ambiguous, employees should consult an immediate manager and officers and directors should consult with the President or the Chairman of the Audit Committee of the Board of Directors, as appropriate.

     o The honesty of all officers and employees must be constantly encouraged and reinforced. Officers, employees and their families shall not solicit, nor allow themselves to be solicited for, or accept gifts, lavish entertainment or other gratuities intended to or appearing to influence decisions or favors toward the Bank's business. Employees shall not solicit or accept personal fees, commission, bequests or other gratuities in excess of the current stated nominal value in connection with any transaction or business with the Bank. Only gifts valued within the stated nominal value (generally not to exceed $100), reasonable entertainment, and other accommodations may be considered acceptable if offered in goodwill. Lincoln recognizes that the refusal of such gifts may damage relations; however, all gifts are to be limited to the stated nominal value and must be fully documented.

     o Officers and employees shall not make actual or apparent commitments, formally or informally, regarding the Bank without appropriate authorization in accordance with approved procedures. Approved commitments within the scope of one's authority should be properly documented and confirmed.

     o Officers and employees must never violate or fail to comply with the Bank's established accounting rules and controls. Records must accurately reflect transactions in a timely manner, and errors are to be corrected immediately.

     o Our business demands personal candor and openness by all. Officers and employees who have knowledge of questionable or possible illegal actions affecting or involving the Bank have the responsibility to promptly report such actions to an immediate manager, the President of the Bank or the Chairman of the Audit Committee of the Board of Directors, as appropriate.

     o Complete candor with our legal counsel, auditors, regulators and comptroller is essential. Frankness and objectivity that leads to the earliest identification of real or potential, small or large problems is expected of everyone. Any concealment of information for whatever reason is a violation of this Code and may result in disciplinary action up to and including termination.

3.2 Integrity in Decision-Making and Use of Bank Resources. The nature of our business provides opportunities that can be developed for maximum benefit only through a responsible attitude of integrity in our personal and professional business practices. All officers, employees and directors are accountable to a number of constituencies - our stockholders, our customers, government agencies, the communities we serve, the general public, and our staff. Precious to the foundation of our financial services industry is the belief that Bank resources (including the use of the Lincoln Bank name) be treated with the respect befitting the most valuable asset. These resources should not be used in ways that could be interpreted as imprudent, improper, or for personal gain.

     o    Political Contributions.

          o Officers and employees are encouraged to participate in political activities of their choosing, individually and on their own time. This participation is completely voluntary, however, and no individual political effort shall be reimbursed or compensated by the Bank.

          o The use of Bank funds or material resources for political campaign contributions or related purposes is strictly prohibited. At no time will the Bank contribute money, goods, special services or resources to political parties or candidates. However, at times the Bank may support issues which members of management consider for the betterment of our communities.

     o    Payments or Uses of Resources.

          o Payments that include fees and commissions are an integral part of business activity. The Bank regularly engages the services of vendors as well as lawyers, consultants and other professionals. While selection for performance of a specific service may involve a degree of subjectivity, the choice should always be predicated on quality, competence, competitive price and service, and evidence of the same standards of integrity demanded by this Code. Any fees or commissions for other than clearly-stated business purposes are prohibited.

               o In all cases the Bank shall compete for business only on the basis of the quality and price of our services and to meet our customers' needs today and overtime. At no time shall any officer or employee enter into any payment or other arrangement that violates this statement, lowers our ethical standards or that could conceivably bring disrepute to Lincoln. Gifts, monetary payments, loans, lavish entertainment, or other values or favors in exchange for business or influence of any kind are strictly prohibited.

     o    Loan and Investment Decisions.

          o Lincoln has always believed that all loan and investment decisions should be made in the most responsible and constructive manner possible. Loan and investment decisions should be made with strict attention to legal and financial implications. Officers and employees must always carefully evaluate the long-term implication of our decisions.

3.3 Avoidance of Conflict of Interest and Maintenance of Confidentiality in All Actions. Since Bank officers and employees work extensively with the financial affairs of many individuals and entities, it is essential that they avoid every conceivable conflict of interest or breach of confidence.

     o    Investments and Borrowing.

          o Use of inside or confidential information in any personal investment decision is prohibited. As individuals, officers and employees should not act on behalf of the Bank in transactions involving people or organizations with which the officer, employee or their families have a significant financial commitment or decision-making influence. Officers and employees are not to handle Bank transactions or be involved in Bank lending decisions for themselves, their family members, or their close personal friends.


          o Bank officers and employees must exercise great care with respect to personal borrowing and investments. Officers and employees should strive to avoid excessive speculations or risk in personal financial activities and should keep their personal finances in proper order.

          o Officers, employees and their families are prohibited from borrowing from customers or suppliers.

     o    Confidentiality and Fair Competition.

          o It is essential that officers and employees maintain a professional standard of conduct that assures confidentiality of privileged information and relationships between Lincoln and its customers. Confidential information regarding customers should not be discussed except in the normal transaction of business.

          o The use of information in all internal circumstances shall be restricted to that absolutely necessary for legitimate and proper business purpose. Officers and employees of Lincoln may not engage in any employment or activity which is in direct competition with any other department or which conflicts with the fiduciary obligations of any other departments.

          o Officers and employees are to protect the Bank's customers' privacy. A random remark to family, friends or acquaintances can form the basis for misinterpretation or otherwise violate the integrity of our relationships.

          o Officers and employees shall not hold discussions or enter into arrangements with competitors regarding competitive policies. An officer or employee with doubts about the propriety of any such discussion should consult a member of management.

     o    Service with Other Organizations.

          o Officers and employees should be particularly cautious to avoid compromising their responsibilities to Lincoln by becoming an employee of, investing in, or accepting interests in Lincoln's customers, suppliers, or their various business interests. As a general rule, a prohibited conflict exists whenever such activity entails an account relationship in which the officer is responsible or influential in exercising control.

          o Officers and employees shall not engage in the conduct of any business outside Lincoln or have any outside employment or consulting arrangement unless such business or arrangement does not interfere with the satisfactory work performance for Lincoln and does not have any actual potential conflict with Lincoln's business.

          o To avoid potential conflicts of interest, no officer or employee may serve as an official, director or trustee of any for-profit or not-for-profit enterprise without obtaining the approval of the Bank's President. Prior approval of the President also is required before an officer or employee becomes a member of a business partnership or becomes sole proprietor of a corporation or business. Prior notice is not necessary for acceptance of a position as an officer or director of any corporation that is for social, fraternal, professional, educational, charitable, civic or religious purposes. Participation as an individual investor in limited partnerships does not require prior notice unless Lincoln is a lender to or has another business relationship with the partnership and/or the officer holds a dominant position in the partnership. All such relationships, however, shall be reported on an annual basis to Lincoln. When an officer is serving on a board of directors at the request of Lincoln, fees and other remuneration shall be turned over to Lincoln. When serving not at the request of Lincoln, remuneration may be kept.

          o Officers and employees must give prior notice to the President of Lincoln before accepting a second position of employment or a consulting arrangement. At no time shall an employee of Lincoln hold a position of employment with a thrift, bank, brokerage house, other financial institution that is not controlled by Lincoln, or a public utility, while in the employ of Lincoln. Each officer shall disclose to the President of Lincoln all existing employment and consulting arrangements with entities other than Lincoln and shall obtain prior approval before any such future involvements.

          o Further disclosure must be made regarding any interest an officer, employee or his/her immediate family has in a non-public enterprise, or a material interest in a public enterprise, if:
               (1) the enterprise is a substantial competitor of Lincoln; (2) the enterprise borrows from Lincoln; (3) the enterprise is a supplier of Lincoln; or (4) the employee deals directly with the enterprise in its purchase, receipt of goods, services, or securities. Whenever an officer or employee finds that he or she is inadvertently placed in a potentially compromising position due to relationships with business associates, customers, suppliers, or competitors, the officer shall report the matter immediately to the President of Lincoln and discontinue any activities associated with the entity until the matter has been resolved.

          o Lincoln encourages service with constructive and legitimate not-for-profit organizations. Participation in civic affairs is encouraged as part of our commitment to community involvement. There are cases, however, in which organizations have business relationships with Lincoln or in which the handling of confidential information might result in a conflict of interest. A member of management should be advised when a potential conflict arises.

          o Lincoln also encourages participation in business and professional organizations. If such activities involve inordinate amounts of time away from responsibilities, an employee must obtain prior approval of his/her supervisor and an officer must obtain prior approval of the President.

          o Supplies, material and other property belonging to Lincoln may not be used in more than an incidental way in the performance of
               activities   for   entities   other   than   Lincoln.

     o Fiduciary Relationships. Officers and employees may not accept appointment as an administrator, trustee, executor, guardian or any similar fiduciary capacity without prior approval of the President, except when acting at the request of Lincoln or as a fiduciary on a family account.

     o    Purchase of Assets.

     o No officer or employee of Lincoln shall purchase any assets owned by Lincoln or in which Lincoln has a security interest or other lien, unless prior approval has been obtained, full value is paid for the asset, and the transaction is completely and properly documented on the books of Lincoln.

     o No officer or employee of Lincoln and no member of the immediate family of the officer or employee, whether acting individually or in fiduciary capacity, shall purchase or borrow any assets from or sell any assets to any estate, trust or other fiduciary account being administered by Lincoln except in accordance with laws and regulations governing such transactions.

3.4 Fairness in Our Dealings With All.

     o    Internal Dealings.

          o Bank managers must maintain high standards in the Bank's employment practices. The Bank is proud of its leadership in such areas as affirmative action, work environment, fair salary administration, benefits, and training opportunities.

          o Bank officers and employees must treat each other with respect, consideration and understanding. It is the Bank's intention to foster a climate conducive to a high level of performance through full communication at all levels. Open discussion of job-related problems and prompt resolution of those problems is encouraged.

     o    External Dealings.

          o Officers and employees must treat customers, potential customers and the communities served by the Bank with equal respect. This demands fair and courteous service as well as ethical business conduct and compliance with all laws and regulations. As officers and employees of a customer-driven institution, we have the responsibility to always act in ways that reflect favorably on Lincoln.

          o Fairness and openness in our dealings demand the development, encouragement and maintenance of a positive attitude towards ethical behavior. Officers and employees must be compelled to conduct day-to-day business with the highest standards of integrity. They must devote their complete efforts to successfully performing their jobs to ensure the attainment of Bank goals and objectives. It is in this spirit that all of us at Lincoln are expected to act.

3.5 The Bank Bribery Act. The Bank Bribery Act prohibits employees, officers, directors, agents and attorneys of financial institutions from seeking or accepting anything of value in connection with any transaction or business of their financial institutions.

     o Directors, officers, employees and members of their families shall not solicit nor allow themselves to be solicited or accept gifts, entertainment, or other gratuities intended to or appearing to influence decisions or favors toward the Bank's business. Gifts with a value not exceeding $100, reasonable entertainment, and other accommodations may be accepted if offered and accepted in goodwill.

     o Entertainment or other accommodations which the officer, employee or family member has or should have reason to know exceeds $100 in value must be approved in writing prior to receipt by:

          (a)  the officer's or employee's department head,

          (b)  if the officer is a department head, by the officer's group head,

          (c) if the officer is the group head of the Bank, by the President of the Bank, or

          (d) if the officer is the President or senior officer of the Bank, by the Chairman of the Board.

          All documentation must be forwarded to the Bank's Compliance Officer for recordkeeping.

     o Gifts, monetary payments, loans, entertainment or other items of value or favors in exchange for business or influence of any kind are strictly prohibited.

3.6 Public Disclosures. Lincoln's filings made with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, such as quarterly and annual reports and proxy statements, and all press releases and other public communications are to contain full, fair, accurate, timely, and understandable disclosures. Lincoln has procedures in place to achieve these goals. Any employee who has concerns about disclosures being made in documents filed with the SEC or in any other public communications should feel free to contact any member of the Audit Committee or any other member of Lincoln's Board of Directors.

3.7 Accounting Matters. Lincoln's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds shall be promptly and properly recorded on Lincoln's books, and Lincoln's records must disclose the nature and purpose of the transactions.

     o All financial officers shall cooperate fully with the independent auditors of Lincoln and under no circumstances withhold any information from them or attempt to improperly influence their audit of Lincoln's financial statements.

     o Lincoln's investors, creditors and other decision makers rely on its records and have a right to information that is timely and accurate.

     o A director, officer or employee may not maintain Lincoln's accounting or other records, or cause them to be maintained, in such a way that they do not reflect the true nature of transactions, account balances or other matters with clarity and completeness.

     o    A director,  officer or employee may not  establish for any purpose an
          unauthorized,   undisclosed,  or  unrecorded  fund  or  asset  account
          involving Lincoln's assets.

     o A director, officer or employee may not allow transactions with a supplier, agent, or customer to be structured or recorded in a way not consistent with normal business practice or generally accepted accounting principles.

     o No false or artificial entries shall be made on the books or records of Lincoln or its subsidiaries for any reason. The shifting of charges or costs to inappropriate accounts is prohibited by Lincoln policy.

     o No payment on behalf of Lincoln shall be made or approved with the understanding that it will or might be used for something other than the stated purposes.

     o No false, incomplete or misleading entries or records shall be created. No undisclosed or unrecorded corporate funds shall be established for any purpose, nor shall Lincoln funds be placed in any personal or noncorporate account.

     o "Slush funds" or similar off-book accounts, where there is no accounting for receipts or expenditures on corporate books, are prohibited.

A system of internal accounting controls shall be maintained which is sufficient to provide reasonable assurances that transactions:

     o    executed in accordance with Management's authorization.

     o are recorded in a manner that permits preparation of financial statements in conformity with generally accepted accounting principles and other applicable criteria; and

     o    are recorded so as to maintain accountability for Lincoln's assets.

No officer or employee acting on behalf of Lincoln shall engage in any activity that circumvents Lincoln's systems of internal controls.

3.8   Certifications.   Officers,   employees  and  directors  may  be  required
periodically to certify their understanding of and intent to comply with this Code.

3.9 Violations. Any officer or employee who violates this Code is subject to possible suspension or discharge and any director who violates this Code is subject to possible removal from the Board of Directors. Any officer, employee or director who assists in, or knowingly fails to report, a violation of this Code is also subject to suspension, discharge, removal or other appropriate action. Any officer, employee or director who suspects a violation of this Code should inform his or her superior, Lincoln's President or any member of the Lincoln's Board of Directors, as appropriate. Any superior informed of a suspected violation shall notify Lincoln's President or any member of the Board of Directors. The President or Board of Directors shall promptly investigate, or delegate to an appropriate officer or committee of the Board, the investigation of any reported violations deemed to be material and a fair process shall be used to determine violations. Lincoln prohibits retaliation of any kind against any officers, employees or directors who have made good faith reports or complaints of violations of this Code or other known or suspected illegal or unethical conduct.

3.10 Reporting Process. The discovery of any questionable, fraudulent or illegal activities or any offers, transactions or activities in violation of this Code or Lincoln guidelines shall be promptly reported to a member of management, or, if an instance involves a senior officer, to the President or to the Chairman of the Audit Committee of the Board of Directors, as appropriate.

4.0 GUIDANCE AND/OR CLARIFICATION. Additional guidance and/or clarification of this policy and its related procedures can be obtained from an employee's supervisor, the Human Resources Director, the President or the Chairman of the Audit Committee of the Board of Directors, as appropriate.